SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 24, 2001


                                   ENZON, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                      0-12957                   22-2372868
(State or other jurisdiction of        (Commission                (IRS Employer
        incorporation)                 File Number)              Identification)


                20 Kingsbridge Road, Piscataway, New Jersey 08854
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (732) 980-4500


                                           NA
              (Former name or former address, if changed since last report

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Item 5.  Other Events


     On July 24, 2001, the Company announced the initiation of patient dosing in a Phase II clinical trial for PROTHECAN(R) (PEG-camptothecin) in patients with small-cell lung cancer. This Phase II trial is an open-label study, that will enroll up to 60 patients and evaluate the anti-tumor activity of PROTHECAN.


     The Company expects to initiate additional Phase II trials in non-small cell lung and other cancers with PROTHECAN as both a single-agent and in combination with other oncolytic agents.

     The pharmacokinetic data from ongoing Phase I clinical trials of PROTHECAN show that biologically relevant plasma concentrations of free camptothecin are sustained for up to 168 hours after a single dose of PROTHECAN and anti-tumor activity has been observed.

     PROTHECAN is a PEG-enhanced version of a small molecule called camptothecin, which is an anti-cancer compound in the class of drugs called topoisomerase I inhibitors. Camptothecin, which was originally studied at the National Institutes of Health, is a potent topoisomerase inhibitor. For many years camptothecin has been known to be a very effective oncolytic agent, but drug delivery problems have limited its use. Two camptothecin derivatives, topotecan and irinotecan, have been approved by the FDA for the treatment of small-cell lung and colorectal cancers, respectively. While these two products are more soluble than camptothecin, their efficacy rate is relatively limited. Despite their limitations, these two products together achieved 2000 worldwide sales of approximately $580 million.

     On July 26, 2001, the Company announced that Schering-Plough Corporation has reported that it has been granted marketing approval from the U.S. Food and Drug Administration (FDA) for REBETOL (ribavirin, USP) Capsules as a separately marketed product for use only in combination with INTRON(R) A (interferon alfa-2b, recombinant) Injection for the treatment of chronic hepatitis C in patients with compensated liver disease previously untreated with alpha interferon or who have relapsed following alpha interferon therapy. The safety and efficacy of REBETOL Capsules with interferons other than INTRON A have not been established.

     REBETOL had been previously approved in the United States for this indication only as a component of REBETRON(TM) Combination Therapy, which contains REBETOL Capsules and INTRON A Injection in a single package. Schering-Plough has reported it will continue to market REBETRON Combination Therapy in the United States.

     Schering-Plough expects REBETOL Capsules, available by prescription only, to be available nationwide sometime this fall.

     In February 2001, Schering-Plough submitted a supplemental Biologics License Application (sBLA) to the FDA seeking marketing approval of PEG-INTRON for use in combination therapy with REBETOL for the treatment of chronic hepatitis C in patients not previously treated with interferon alpha who have compensated liver disease and are at least 18 years of age.

     PEG-INTRON (peginterferon alfa-2b) is a longer-acting form of INTRON(R) A (interferon alfa-2b, recombinant) Injection that uses proprietary PEG technology developed by Enzon. Under the Company's licensing agreement with
Schering-Plough,   Enzon  is  entitled  to  royalties  on  worldwide   sales  of
PEG-INTRON.

     Except for the historical information herein, the matters discussed in this Form 8-K include forward-looking statements that may involve a number of risks and uncertainties. Actual results may vary significantly based upon a number of factors which are described in the Company's Form 10-K, Form 10-K/A, Form 10-Q's and Form 8-Ks on file with the SEC, including without limitation, risks in obtaining and maintaining regulatory approval for indications and expanded indications, market acceptance of and continuing demand for Enzon's products and the impact of competitive products and pricing.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 26, 2001

                                                    ENZON, INC.
                                       --------------------------------------
                                                   (Registrant)



                                    By: /s/ Kenneth J. Zuerblis
                                       --------------------------
                                        Kenneth J. Zuerblis
                                        Vice President, Finance, Chief Financial
                                        Officer and Secretary